Exhibit 99.1

HCI Group Reports Second Quarter 2023 Results

Pre-Tax Income of $20.3 million

Gross Loss Ratio of 34%

Tampa, Fla. – August 8, 2023 – HCI Group, Inc. (NYSE:HCI), a holding company with operations in homeowners insurance, information technology services, real estate, and reinsurance, reported pre-tax income of $20.3 million and net income of $14.9 million, or $1.28 diluted earnings per share, in the second quarter of 2023, compared with net loss of $8.5 million, or $1.04 loss per share, in the second quarter of 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the second quarter of 2023 was $14.2 million, or $1.22 diluted earnings per share compared with adjusted net loss of $5.4 million, or $0.71 loss per share, in the second quarter of 2022. This press release includes an explanation of adjusted net income as well as a reconciliation to net income and earnings per share calculated in accordance with generally accepted accounting principles (known as “GAAP”).

Management Commentary

“HCI Group delivered another strong quarter with several positive trends continuing in the quarter. Loss trends improved, average premium per policy was higher and the interest rate environment benefited our investment income. We think these positive trends can continue,” said HCI Group Chairman and Chief Executive Officer Paresh Patel. “The actions taken by the Florida Legislature and the Governor in 2022 are resulting in greater stability in the Florida homeowners’ market. HCI Group remains committed to Florida and we look forward to expanding in the state in the future.”

Second Quarter 2023 Commentary

Consolidated gross premiums earned increased to $182.0 million from $181.1 million in the second quarter of 2022. The increase was primarily due to higher average premium per policy offset by attrition in the number of policies in force.

Premiums ceded for reinsurance increased to $66.4 million from $56.2 million in the second quarter of 2022. Ceded premiums represented 36.5% of gross premiums earned in the second quarter of 2023 compared with 39.2% in the prior quarter and 31.0% in the second quarter of 2022.

Net investment income increased to $8.8 million from $3.7 million in the second quarter of 2022 reflecting higher yields on fixed maturity securities, cash, and cash equivalents.

Losses and loss adjustment expenses decreased to $61.9 million from $86.8 million in the second quarter of 2022. Losses and loss adjustment expenses as a percentage of gross premiums earned declined to 34.0% from 47.9% in the second quarter of 2022. The decrease was driven by lower claim frequency, lower litigation frequency in Florida, and higher average premium per policy.

Policy acquisition and other underwriting expenses decreased to $22.6 million from $26.9 million in the second quarter of 2022 and declined from 14.8% of gross premiums earned to 12.4%, reflecting lower commissions and the transition of business from United Property & Casualty Insurance Company.

General and administrative personnel expenses decreased to $14.3 million from $15.3 million in the second quarter of 2022.

Year-to-Date 2023 Results

For the six months ended June 30, 2023, the company reported net income of $32.7 million, or $2.81 diluted earnings per share, compared with net loss of $5.8 million, or $0.92 loss per share, for the six months ended June 30, 2022.

Adjusted net income (a non-GAAP measure which excludes net unrealized gains or losses on equity securities) for the six-month period was $31.6 million, or $2.72 diluted earnings per share compared with adjusted net income of $0.08 million, or $0.33 loss per share, in the same period of 2022. An explanation of this non-GAAP financial measure and reconciliations to the applicable GAAP numbers accompany this press release.

Consolidated gross premiums earned of $362.0 million increased from $360.0 million in the first six months of 2022. The increase was primarily due to higher average premium per policy offset by attrition in the number of policies in force.

Premiums ceded for reinsurance of $136.9 million increased from $109.4 million in the first six months of 2022. Ceded premiums represented 37.8% and 30.4% of gross premiums earned in the first six months of 2023 and 2022, respectively.

Net investment income increased to $26.5 million from $6.6 million in the first six months of 2022. The increase included a gain of $8.9 million from the sale of two real estate investment properties at Greenleaf in the first quarter of 2023 and an increase in interest income reflecting higher yields on fixed maturity securities, cash, and cash equivalents.

Losses and loss adjustment expenses decreased to $122.5 million from $159.5 million in the first six months of 2022. Losses and loss adjustment expenses as a percentage of gross premiums earned declined to 33.8% from 44.3% in the first six months of 2022. The decrease was driven by lower claim frequency, lower litigation frequency in Florida, and higher average premium per policy.

Policy acquisition and other underwriting expenses decreased to $45.3 million from $56.3 million in the first six months of 2022 and declined from 15.6% of gross premiums earned to 12.5%, reflecting lower commissions and the transition of business from United Property & Casualty Insurance Company.

General and administrative expenses decreased to $27.8 million from $29.3 million in the first six months of 2022.

Conference Call

HCI Group will hold a conference call later today, August 8, 2023, to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel, Chief Operating Officer Karin Coleman and Chief Financial Officer Mark Harmsworth will host the call starting at 4:45 p.m. Eastern time.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company's website at www.hcigroup.com.

Listen-only toll-free number: (888) 506-0062

Listen-only international number: (973) 528-0011

Entry Code: 128900

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through August 8, 2024.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 48557

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners insurance, information technology services, insurance management, real estate, and reinsurance. HCI’s leading insurance operation, TypTap Insurance Company, is a technology-driven homeowners insurance company. TypTap’s operations are powered in large part by insurance-related information technology developed by HCI’s software subsidiary, Exzeo USA, Inc. HCI’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., provides homeowners insurance primarily in Florida. HCI’s real estate subsidiary, Greenleaf Capital, LLC, owns and operates multiple properties in Florida, including office buildings, retail centers and marinas.

The company's common shares trade on the New York Stock Exchange under the ticker symbol "HCI" and are included in the Russell 2000 and S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "confident," "prospects" and "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. For example, the estimation of reserves for losses and loss adjustment expenses is an inherently imprecise process involving many assumptions and considerable management judgment. Some of these risks and uncertainties are identified in the company's filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company's business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Investor Relations Contact:

Matt Glover

Gateway Group, Inc.

Tel (949) 574-3860

HCI@gatewayir.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Selected Financial Metrics

(Dollar amounts in thousands, except per share amounts)

	Q2 2023	Q2 2022	FY 2022
	(Unaudited)	(Unaudited)
Insurance Operations
Gross Written Premiums:
Homeowners Choice	$140,544	$113,139	$377,860
TypTap Insurance Company	39,438	73,013	348,159
Total Gross Written Premiums	179,982	186,152	726,019

Gross Premiums Earned:
Homeowners Choice	96,875	113,681	426,502
TypTap Insurance Company	85,071	67,443	298,214
Total Gross Premiums Earned	181,946	181,124	724,716

Gross Premiums Earned Loss Ratio	34.0%	47.9%	51.3%

Per Share Metrics
GAAP Diluted EPS	$1.28	$(1.04)	$(6.24)
Non-GAAP Adjusted Diluted EPS	$1.22	$0.71	$(5.48)

Dividends per share	$0.40	$0.40	$1.60

Book value per share at the end of period	$21.92	$26.39	$18.91

Shares outstanding at the end of period	8,594,764	9,047,972	8,598,682

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	June 30, 2023	December 31, 2022
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $452,368 and $494,197, respectively and allowance for credit losses: $0 and $0, respectively)	$442,974	$483,901
Equity securities, at fair value (cost: $39,953 and $36,272, respectively)	39,690	34,583
Limited partnership investments	23,115	25,702
Investment in unconsolidated joint venture, at equity	—	18
Real estate investments	43,903	71,388
Total investments	549,682	615,592

Cash and cash equivalents	293,991	234,863
Restricted cash	2,987	2,900
Accrued interest and dividends receivable	2,290	1,952
Income taxes receivable	—	2,807
Premiums receivable, net (allowance: $4,204 and $5,362, respectively)	40,306	34,998
Prepaid reinsurance premiums	114,662	66,627
Reinsurance recoverable, net of allowance for credit losses:
Paid losses and loss adjustment expenses (allowance: $0 and $0, respectively)	45,674	71,594
Unpaid losses and loss adjustment expenses (allowance: $352 and $454, respectively)	505,017	616,765
Deferred policy acquisition costs	45,107	45,522
Property and equipment, net	27,168	17,910
Right-of-use-assets - operating leases	1,368	777
Intangible assets, net	7,073	10,578
Funds withheld for assumed business	45,767	48,772
Other assets	45,745	31,671

Total assets	$1,726,837	$1,803,328

Liabilities and Equity
Losses and loss adjustment expenses	$748,955	$863,765
Unearned premiums	385,870	368,047
Advance premiums	26,837	18,587
Reinsurance payable on paid losses and loss adjustment expenses	7,043	8,606
Ceded reinsurance premiums payable	5,391	17,646
Accrued expenses	19,224	14,534
Reinsurance recovered in advance on unpaid losses	—	19,863
Income taxes payable	210	—
Deferred income taxes, net	3,133	1,704
Long-term debt	208,156	211,687
Lease liabilities - operating leases	1,372	721
Other liabilities	36,810	23,361

Total liabilities	1,443,001	1,548,521

Commitments and contingencies
Redeemable noncontrolling interest	95,202	93,553

Equity:
Common stock, (no par value, 40,000,000 shares authorized, 8,594,764 and 8,598,682 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	—	—
Additional paid-in capital	1,062	—
Retained income	194,034	172,482
Accumulated other comprehensive loss, net of taxes	(6,718)	(9,886)
Total stockholders' equity	188,378	162,596
Noncontrolling interests	256	(1,342)
Total equity	188,634	161,254

Total liabilities, redeemable noncontrolling interest, and equity	$1,726,837	$1,803,328

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue

Gross premiums earned	$181,946	$181,124	$362,014	$360,049
Premiums ceded	(66,390)	(56,205)	(136,899)	(109,367)

Net premiums earned	115,556	124,919	225,115	250,682

Net investment income	8,794	3,684	26,509	6,552
Net realized investment losses	(230)	(6)	(1,379)	(320)
Net unrealized investment gains (losses)	897	(4,234)	1,426	(7,810)
Policy fee income	1,469	1,052	2,559	2,109
Other	841	511	2,126	1,753

Total revenue	127,327	125,926	256,356	252,966

Expenses

Losses and loss adjustment expenses	61,890	86,830	122,455	159,534
Policy acquisition and other underwriting expenses	22,618	26,863	45,338	56,271
General and administrative personnel expenses	14,272	15,301	27,774	29,335
Interest expense	2,667	1,515	5,468	2,116
Other operating expenses	5,614	6,977	11,919	13,269

Total expenses	107,061	137,486	212,954	260,525

Income (loss) before income taxes	20,266	(11,560)	43,402	(7,559)

Income tax expense (benefit)	5,384	(3,018)	10,727	(1,808)

Net income (loss)	$14,882	$(8,542)	$32,675	$(5,751)
Net income attributable to redeemable noncontrolling interest	(2,337)	(2,268)	(4,661)	(4,516)
Net (income) loss attributable to noncontrolling interests	(102)	829	(233)	1,189

Net income (loss) after noncontrolling interests	$12,443	$(9,981)	$27,781	$(9,078)

Basic earnings (loss) per share	$1.45	$(1.04)	$3.23	$(0.92)

Diluted earnings (loss) per share	$1.28	$(1.04)	$2.81	$(0.92)

Dividends per share	$0.40	$0.40	$1.60	$1.60

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of basic and diluted earnings per common share calculated in accordance with GAAP is presented below.

	Three Months Ended			Six Months Ended
GAAP	June 30, 2023			June 30, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Net income	$14,882			$32,675
Less: Net income attributable to redeemable noncontrolling interest	(2,337)			(4,661)
Less: TypTap Group's net (income) attributable to non-HCI common stockholders and TypTap Group's participating securities	(102)			(233)
Net income attributable to HCI	12,443			27,781
Less: Income attributable to participating securities	(427)			(985)
Basic Earnings Per Share:
Income allocated to common stockholders	12,016	8,302	$1.45	26,796	8,290	$3.23

Effect of Dilutive Securities:
Stock options	—	74		—	58
Convertible senior notes	1,924	2,538		3,844	2,538
Warrants *	—	7		—	—

Diluted Earnings Per Share:
Income available to common stockholders and assumed conversions	$13,940	10,921	$1.28	$30,640	10,886	$2.81

(a) Shares in thousands.
* For the six months ended June 30, 2023, warrants were excluded due to anti-dilutive effect.

Non-GAAP Financial Measures

Adjusted net income is a Non-GAAP financial measure that removes from net income of HCI's portion of the effect of unrealized gains or losses on equity securities required to be included in results of operations in accordance with Accounting Standards Codification 321. HCI Group believes net income without the effect of volatility in equity prices more accurately depicts operating results. This financial measurement is not recognized in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be viewed as an alternative to GAAP measures of performance. A reconciliation of GAAP Net income to Non-GAAP Adjusted net income and GAAP diluted earnings per share to Non-GAAP Adjusted diluted earnings per share is provided below.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

	Three Months Ended	Six Months Ended
	June 30, 2023	June 30, 2023
GAAP Net income	$14,882	$32,675
Net unrealized investment (gains) losses	$(897)	$(1,426)
Less: Tax effect at 25.345%	$227	$361
Net adjustment to Net income	$(670)	$(1,065)
Non-GAAP Adjusted Net income	$14,212	$31,610

HCI GROUP, INC. AND SUBSIDIARIES

(Amounts in thousands, except per share amounts)

A summary of the numerator and denominator of the basic and diluted earnings per common share calculated with the Non-GAAP financial measure Adjusted net income is presented below.

	Three Months Ended			Six Months Ended
Non-GAAP	June 30, 2023			June 30, 2023
	Income	Shares (a)	Per Share	Income	Shares (a)	Per Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
Adjusted net income (non-GAAP)	$14,212			$31,610
Less: Net income attributable to redeemable noncontrolling interest	(2,337)			$(4,661)
Less: TypTap Group's net (income) loss attributable to non-HCI common stockholders and TypTap Group's participating securities	(98)			(224)
Net income attributable to HCI	11,777			26,725
Less: Income attributable to participating securities	(404)			(948)

Basic Earnings Per Share before unrealized gains/losses on equity securities:
Income allocated to common stockholders	11,373	8,302	$1.37	25,777	8,290	$3.11

Effect of Dilutive Securities:
Stock options	—	74		—	58
Convertible senior notes	1,924	2,538		3,844	2,538
Warrants *	—	7		—	—

Diluted Earnings Per Share before unrealized gains/losses on equity securities:
Income available to common stockholders and assumed conversions	$13,297	$10,921	$1.22	$29,621	$10,886	$2.72

(a) Shares in thousands.
* For the six months ended June 30, 2023, warrants were excluded due to anti-dilutive effect.

Reconciliation of GAAP Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Three Months Ended	Six Months Ended
	June 30, 2023	June 30, 2023
GAAP diluted Earnings Per Share	$1.28	$2.81
Net unrealized investment (gains) losses	$(0.08)	$(0.13)
Less: Tax effect at 25.345%	$0.02	$0.04
Net adjustment to GAAP diluted EPS	$(0.06)	$(0.09)
Non-GAAP Adjusted diluted EPS	$1.22	$2.72